Clinical Pharmacokinetics and Tolerability of a Novel Oral $GABA_A$ Receptor Positive Allosteric Modulating Candidate for Epilepsy

Min-Jee Goh[1], Jonathan Ogle[1], Joshua C Weavil[1], Joel Frank[1], Samuel Akapo[1], Benjamin J Bruno[1], Nachiappan Chidambaram[1], Anthony DelConte[1,2], Mahesh V Patel[1]
(1) Lipocine Inc., UT; (2) Saint Joseph's University, PA

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INTRODUCTION

- An estimated 2.9 million adults and 460,000 children in the US have epilepsy, and one-third of patients with epilepsy are treatment-resistant.[1,2]
- The chance of seizure freedom is reduced after failure of adequate trials of two anti-seizure medications (ASMs).[2]
- Drug-resistant epilepsy (DRE) is associated with comorbid psychiatric conditions and increased risk of injury, hospitalization, and mortality.[3] There is an unmet need for ASMs with novel mechanisms of action.
- LPCN 2101 is comprised of eltanolone, a $GABA_A$ receptor ($GABA_AR$) positive allosteric modulating (PAM) neuroactive steroid (NAS). LPCN 2101 is an oral formulation being developed as an ASM.

Figure 1. Schematic of neurosteroid binding



Reddy and Estes, Trends Pharmacol Sci 2016
Bertz et al. Neuropharmacology 1996 Sep;34(9):1169-75

- LPCN 2101 is expected to bind synaptic and extrasynaptic $GABA_A$ receptors at a site that is distinct from that of benzodiazepines and other GABA receptor-binding ASMs.[4]

- Based on encouraging preclinical assessment,[5-7] LPCN 2101 has potential in managing refractory epilepsy and associated psychiatric conditions in clinical use.
- Purpose: To confirm clinical oral enablement through assessment of oral pharmacokinetics, evaluate impact of oral formulation design, and evaluate tolerability of LPCN 2101 in humans.

METHODS

- Two open-label, single dose escalation studies were conducted
- The first study evaluated LPCN 2101 capsule
  - Healthy post-menopausal women (N=8) received various doses of LPCN 2101 capsule. Dose administrations were separated by a minimum 7-day washout.
  - Serial blood samples for PK analysis were collected pre- and post-dose; a total of 13 samples were collected over 24 hours
- The second study evaluated LPCN 2101 tablet
  - Healthy post-menopausal women (N=8) received various doses of LPCN 2101 tablet. Dose administrations were separated by a minimum 7-day washout.
  - Serial blood samples for PK analysis were collected pre- and post-dose; a total of 13 samples were collected over 24 hours.

RESULTS

Pharmacokinetics of LPCN 2101 Capsule

Table 1. Baseline Characteristics

Age (years)	
Mean ± SD	55.1 ± 4.2
BMI (kg/m²)	
Mean ± SD	24.5 ± 3.1

Figure 2. Mean plasma concentrations vs. time


LPCN 2101 concentration (ng/mL)
Time post-dose (h)
Low dose
Mid dose
High dose
0
1
2
3
4
5
6
7
8
9
10
0
4
8
12
16
20
24

Doses administered under post-meal conditions

Table 2. Pharmacokinetics of LPCN 2101 capsule

	C_{max} (ng/mL)	AUC_{0-t} (h*ng/mL)	T_{max} (hr)
Low dose*	4.3 (126)	22.9 (99.2)	8.0 (0.5-8.0)
Mid dose*	6.3 (50.8)	54.8 (77.1)	8.0 (0.5-12)
High dose*	11.0 (52.8)	72.0 (75.1)	6.0 (0.5-8.0)
High dose**	40.0 (101)	86.4 (77.5)	1.0 (0.5-1.5)

Administered under post-meal* or pre-meal** conditions; C_{max} and AUC_{0-t} reported as mean [mean (CV%)]; T_{max} reported as median (min, max)

- Targeted therapeutically relevant levels were achieved with oral LPCN 2101 capsule in humans based on C_{max}; levels comparable to third trimester pregnancy levels (~6.2 ng/mL[8]) were reached
- Faster absorption rate (T_{max}) was observed with pre-meal administration, which may be beneficial if seeking faster onset

Dose Exposure Efficiency with Capsule vs. Tablet

Figure 3. C_{max} per mg of capsule vs. tablet


Cmax per mg LPCN 2101 (ng/mL/mg)
0
0.05
0.1
0.15
0.2
0.25
0.3

Figure 4. AUC per mg of capsule vs. tablet


AUC per mg LPCN 2101 (h*ng/mL/mg)
0
0.1
0.2
0.3
0.4
0.5
0.6
0.7
Capsule
Tablet

- The impact of formulation design was assessed by exposure efficiency, evaluated using pharmacokinetic results obtained from the two LPCN 2101 studies.
- Dose normalized C_{max} per mg was greater for LPCN 2101 capsule than LPCN 2101 tablet when administered under the same meal conditions. The difference is likely due to the state of the active ingredient in the dosage form.
- The extent of dose normalized absorption was comparable for capsule and tablet formulations.

Safety of LPCN 2101

- A total of 5 adverse events (AEs) were reported in 4 participants taking LPCN 2101 capsule; all AEs were resolved at follow-up
- A total of 2 AEs were reported in 2 participants taking LPCN 2101 tablet; both AEs were resolved at follow-up
- There were no SAEs or deaths

CONCLUSIONS

- Oral enablement was confirmed. Levels comparable to third trimester pregnancy levels were achieved with LPCN 2101 capsule, consistent with preclinical results (poster #2.331).
- Oral exposure efficiency (dose normalized) was independent of formulation and dosing conditions.
- Tested LPCN 2101 capsule and tablet formulations administered were well-tolerated with no dose-limiting safety concern.
- The findings are supportive of further studies needed to confirm anti-seizure effects of LPCN 2101 in preclinical models.

ACKNOWLEDGEMENTS

We thank the study participants and investigators.

DISCLOSURES & CONTACT

Authors MG, JO, JCW, JF, SA, BJB, NC, and MVP are employees of Lipocine Inc. AD is a consultant to Lipocine Inc.

Contact:
- Min-Jee Goh, Lipocine Inc.
- mg@lipocine.com
- admin@lipocine.com

REFERENCES

1. National Health Interview Survey, United States 2021 and 2022. Epilepsy Behav. 2024;157:109852
2. Epilepsy Foundation "Drug Resistant Epilepsy" https://www.epilepsy.com/treatment/medicines/drug-resistant-epilepsy
3. Löscher W et al. Pharmacol Rev. 2020;72(3):606-638.
4. Perucca E, et al. CNS Drugs 2023;37(9):755-779.
5. Lumley L, et al.Epilepsia Open, 2019; 4(3): p. 382-396.
6. Kaminski RM, Livingood MR, and Rogawski MA. Epilepsia, 2004; 45(7):p.864-7.
7. Kokate TG, et al. Neuropharmacology 1996;35(8):p.1049-56.
8. Hill M, et al. J Steroid Biochem Mol Biol 2007;105:166-175.